UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	000-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited,

51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2018, Willis North America Inc., a Delaware corporation (the “Issuer”), completed an offering of $600.0 million aggregate principal amount of the Issuer’s 4.500% Senior Notes due 2028 (the “2028 Notes”) and $400.0 million aggregate principal amount of the Issuer’s 5.050% Senior Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed by Willis Towers Watson Public Limited Company, an Irish public limited company and parent company of the Issuer (without any of its consolidated subsidiaries, the “Parent” and, together with its consolidated subsidiaries, the “Company”), Willis Towers Watson Sub Holdings Unlimited Company, a company organized under the laws of Ireland, Willis Netherlands Holdings B.V., a company organized under the laws of the Netherlands, and Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited, companies organized under the laws of England and Wales (collectively with the Parent, the “Guarantors”).

The Notes were sold in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-210094), as amended, and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission. The Notes were issued pursuant to a base indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of May 16, 2017, among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the third supplemental indenture (the “Third Supplemental Indenture”), dated as of September 10, 2018, among the Issuer, the Guarantors and the Trustee.

The 2028 Notes will mature on September 15, 2028 and the 2048 Notes will mature on September 15, 2048. Interest accrues on the Notes from September 10, 2018 and will be paid in cash on March 15 and September 15 of each year, commencing on March 15, 2019. The Notes are senior unsecured obligations of the Issuer and rank equally in right of payment with all of the Issuer’s existing and future unsubordinated and unsecured senior debt and with the Issuer’s guarantee of all of the existing and future senior debt of the Parent and the other Guarantors, including the Issuer’s 7.00% Senior Notes due 2019 and 3.600% Senior Notes due 2024, Trinity Acquisition plc’s 3.500% Senior Notes due 2021, 2.125% Senior Notes due 2022, 4.625% Senior Notes due 2023, 4.400% Senior Notes due 2026 and 6.125% Senior Notes due 2043, the Parent’s 5.750% Senior Notes due 2021 and any debt under the Parent’s senior credit facilities. The Notes will be senior in right of payment to any future subordinated debt of the Issuer and are effectively subordinated to all of the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt.

The net proceeds from this offering, after deducting underwriter discounts and estimated offering expenses, will be $989,490,000. We intend to use the net proceeds of this offering to (i) repay approximately $862.0 million under the Parent’s revolving credit facility (and related accrued interest), (ii) prepay in full $127.5 million under Towers Watson Delaware Inc.’s four-year term loan credit facility maturing in December 2019 (and related accrued interest) and (iii) for general corporate purposes.

The foregoing description of the Third Supplemental Indenture is qualified in its entirety by reference to the Third Supplemental Indenture, which has been filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

The Issuer and the Guarantors entered into an underwriting agreement, dated September 5, 2018 (the “Underwriting Agreement”), with Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representatives of the several underwriters named therein, in connection with the issuance and sale of the Notes and the related guarantees.

In connection with the offering of the Notes, the Parent is filing as Exhibits 1.1 and 5.1 through 5.4 hereto the Underwriting Agreement and opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such exhibits are incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 5, 2018, among Willis North America Inc., as issuer, the guarantors named therein and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Third Supplemental Indenture, dated as of September 10, 2018, among Willis North America Inc., as issuer, Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Netherlands Holdings B.V., Willis Investment UK Holdings Limited, TA I Limited, Willis Towers Watson UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited, as guarantors, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

5.1	Opinion of Weil, Gotshal & Manges LLP (US).

5.2	Opinion of Matheson.

5.3	Opinion of Baker & McKenzie Amsterdam N.V.

5.4	Opinion of Weil, Gotshal & Manges (UK).

23.1	Consent of Weil, Gotshal & Manges LLP (US). (included as part of Exhibit 5.1).

23.2	Consent of Matheson (included as part of Exhibit 5.2).

23.3	Consent of Baker & McKenzie Amsterdam N.V. (included as part of Exhibit 5.3).

23.4	Consent of Weil, Gotshal & Manges (UK) (included as part of Exhibit 5.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2018	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Neil D. Falis
Neil D. Falis
Deputy Company Secretary